Exhibit 10.17

Letter of Intention entered by and between MINERA SAN ACACIO, S.A. DE C.V., AMADO MESTA HOWARD with MARTIN BERNARDO SUTTI COURTADE and/or STERLING MINING DE MEXICO, S.A. DE C.V. In this act, Mr. AMADO MESTA HOWARD is acting by his own and as the legal representative of MINERA SAN ACACIO, S.A. DE C.V. with the purpose of lending (with option to purchase) the mining concessions listed within Attachment A to MARTIN BERNARDO SUTTI COURTADE and/or to STERLING MINING DE MEXICO, S.A. DE C.V. The present act has the following:

CONDITIONS

The final contract will have a minimum term of five years. Once said period has expired they (MARTIN BERNARDO SUTTI and/or STERLING MINING DE MEXICO, S.A. DE C.V.), might exercise the purchasing option of the mining concessions in an amount of $3’500,000 Us Cy.

Once the final contract has been signed, before a Notary Public, the LESSEE will pay to the LESSOR an amount of $150,000.00 Us Cy. The signature of reference, must be made within a period that will not go beyond 90 days as to the date of signature of this Letter of Intention.

The LESSEE will pay to the LESSOR a royalty; said payment will be estimated in relation with the production of silver and gold (will be denominated NSR) attending to the following conditions:

PERCENTAGES TO BE PAID IN CONNECTION WITH THE SILVER OUNCE TROY PRICES

Royalty	OUNCE TROY PRICES
2.5%	To $5.00 Us Cy/Silver Ounce Troy

3.5%	More the $5.00 Us Cy/Silver Ounce Troy to $5.50 us cy/Silver Ounce Troy

3.75%	More the $5.50 Us/Silver Ounce Troy to $6.50 Us/Silver Ounce Troy

4.0%	More than $6.50 Us Sy/Silver Ounce Troy

4.25%	More than $7.50 Us Cy/Silver Ounce Troy to $10.00 Us Cy/Ounce Troy

5.0%	More than $10.00 Us Cy/Silver Ounce Troy

PAYMENT OF ROYALTIES: Royalties for different minerals of 2.5%, royalty must be paid over the base of income obtained from the lending in each calendar quarter. To each payment, a balance in which NSR is reflected must be attached.

The LESSEE will pay a minimum annual royalty of $150,000.00 Us Cy.

Within a brief period of time, The LESSOR bounds him self to give to the LESSEE; the whole technical and legal documentation regarding the mines.

The LESSOR will be responsible of paying the right over the mines, as well as the concessions, in the other hand the LESSEE will refund to the LESSOR, the payments done by him during the extent of this agreement.

The LESSEE is bound to carry out works [in the mines] in a minimum amount of $100,000.00 Us Cy each year, as well as to give to the LESSOR within the first month of each year, the technical and economical information, as well as to allowed him to carry out a technical and accountable verification to the work papers [of the mines of reference], in order to help him to shown, to the mining authorities, the fulfillment of the obligations imposed by the Mexican Mining Law.

The LESSEE will have the right to work and dispose the obtained minerals form the cuts known as Cut Alamden and Carolina. It is important to point out that any work shall be interrupted when the LESSOR demand it, trough a written notification made within the 15 days, prior to the date of termination.

BREACH OF CONTRACT: In the case that one of the parties breach one ore more obligations set forth herein, the affected party will notified to the other party (in a written way) those obligations that have been unfulfilled. If during the following, 30 days to the written notification, the defendant has not fulfill the causes of breach, the plaintiff will have the right to rescind the contract trough a simple written notification, notwithstanding that the payment. of damages might be claimed.

At this date MARTIN BERANRDO SUTTI COURTADE is paying a check in an amount of $10,000.00 Us Cy, which shall be deduced form the initial payment of $150,000.00 Us Cy that must be paid within the day of ratification.

Signed in Zacatecas City

May 19th, 2004.

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